     As filed with the Securities and Exchange Commission on May 2, 1996

                                                Registration No. 333-02939
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------

                                Amendment No. 2
                                      to
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                              DANAHER CORPORATION
            (Exact name of registrant as specified in its charter)

                  Delaware                          59-1995548
      (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)          Identification Number)

                            ----------------------

                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 828-0850
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               GEORGE M. SHERMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DANAHER CORPORATION
                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 828-0850

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       COPIES TO:
GEORGE P. STAMAS                  MICHAEL J. SILVER                STEPHEN T. GIOVE
WILMER, CUTLER & PICKERING        HOGAN & HARTSON L.L.P.           SHEARMAN & STERLING
100 LIGHT STREET                  111 SOUTH CALVERT STREET         599 LEXINGTON AVENUE
BALTIMORE, MD  21202              BALTIMORE, MD  21202             NEW YORK, NY  10022
(410) 986-2800                    (410) 659-2741                   (212) 848-7325

                              -------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                              -------------------

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
                                        Amount           Proposed           Proposed
                                         to be            Maximum            Maximum            Amount of
 Title of Securities to be            Registered         Offering           Aggregate          Registration Fee
 Registered                                                Price            Offering
                                                         Per Share            Price
- ------------------------------------------------------------------------------------------------------------------
Common Stock, par value                 2,000,000         $39.6875(1)       $79,375,000(1)      $27,370.69(2)
 $.01 per share
- ------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices per share of Danaher Corporation's Common Stock, par value $.01 per share, on April 22, 1996, as reported on The New York Stock Exchange.

(2)   Previously paid in connection with the initial filing on April 29, 1996.

                              -------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
    SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
                                 MAY DETERMINE.

                                                           SUBJECT TO COMPLETION
                                                               DATED MAY 2, 1996

                               2,000,000 SHARES

                              DANAHER CORPORATION

                                 COMMON STOCK

      The 2,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock") of Danaher Corporation ("Danaher" or the "Company") offered hereby are offered by certain selling stockholders named herein (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

      The Common Stock is listed and traded on the New York Stock Exchange and Pacific Stock Exchange under the symbol "DHR". On May 1, 1996, the last sale price of the Common Stock as reported on the New York Stock Exchange composite tape was $39.375 per share.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                              -------------------


      The Underwriter has agreed to purchase from the Selling Stockholders the shares of Common Stock offered hereby for a purchase price of $38 per share. The proceeds to the Selling Stockholders from the sale of the shares of Common Stock will be $76,000,000, before deducting expenses payable by the Selling Stockholders estimated to be $100,000.

      The Common Stock offered hereby may be offered by the Underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Underwriting."

      The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

                              -------------------

   The shares of Common Stock are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against payment therefor in New York, New York on or about May __, 1996.

                              -------------------

                              MERRILL LYNCH & CO.


                  The date of this Prospectus is May __, 1996


- --------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
- --------------------------------------------------------------------------------

           NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER, OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange Incorporated, 115 Sansome Street, Suite 1104, San Francisco, California 94104.

           The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Common Stock, reference hereby is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance that a copy of such contract has been filed as an exhibit to the Registration Statement, reference is made to such copy with each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

           IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE PACIFIC STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof: the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-B, dated November 3, 1986, including all amendments and reports filed for the purpose of updating such description, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and the Company's Current Reports on Form 8-K filed April 23, 1996 and April 25, 1996.

           All documents filed by the Company with the Commission pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statement filed pursuant to Section 14 of the Exchange Act and any reports filed pursuant to Section 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

           The Company will furnish without charge upon written or oral request to each person to whom a copy of this Prospectus is delivered a copy of any or all of the documents specifically incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests should be addressed to: Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, Attention: Controller, telephone
(202) 828-0850.

                               ----------------

                                  THE COMPANY

           Danaher Corporation ("Danaher" or the "Company") conducts its operations through two business segments: Tools and Components, and Process/Environmental Controls. In its Tools and Components segment, Danaher produces and distributes general purpose mechanics' hand tools and automotive specialty tools, as well as tool boxes and storage devices, diesel engine retarders, wheel service equipment, drill chucks, custom designed headed tools and components, hardware and components for the power generation and transmission industries, precision socket screws, fasteners and miniature precision parts. This segment is comprised of the Danaher Hand Tool Group (including Special Markets and Professional Tool Division, which includes Armstrong Bros. Tool Co., a manufacturer and marketer of industrial hand tools), Matco Tools, Jacobs Chuck Manufacturing Company, Iseli Company, Delta Consolidated Industries, Jacobs Vehicle Equipment Company, Hennessy Industries and the hardware and electrical apparatus lines of Joslyn Manufacturing Company (which was acquired in September, 1995). The Company is the principal manufacturer of Sears, Roebuck and Co.'s Craftsman line of tools and is a primary supplier of specialized automotive service tools to the National Automotive Parts Association.

           In its Process/Environmental Controls segment, the Company produces and sells underground storage tank leak detection systems and temperature, level and position sensing devices, power switches and controls, communication line products, power protection products, liquid flow measuring devices and electronic and mechanical counting and controlling devices. This segment is comprised of the Veeder-Root Company, Danaher Controls, Partlow/Anderson Instruments, Gulton Industries-Graphic Instruments, West Instruments, Ltd., QualiTROL Corporation, A.L. Hyde Company, Hengstler and the controls product line business units of Joslyn Corporation.

           The Company's principal executive offices are located at 1250 24th Street, N.W., Washington, D.C. 20037 and its telephone number is (202) 828-0850.

                                USE OF PROCEEDS

           The Selling Stockholders will receive all of the net proceeds from the sale of the Common Stock offered hereby, and the Company will not receive any of such proceeds.

                             SELLING STOCKHOLDERS


           The securities offered hereby consist of an aggregate of 2,000,000 shares of Common Stock. Each of Mitchell P. Rales and Steven M. Rales (each a "Selling Stockholder" and collectively the "Selling Stockholders") is offering an aggregate of 1,000,000 shares of Common Stock hereby. Steven M.
Rales is the Chairman of the Board of the Company, a position he has held since 1984. Mitchell P. Rales is a director of the Company and is Chairman of the Executive Committee. He has held these positions since 1984. Prior to this offering, Steven M. Rales and Mitchell P. Rales, who are brothers, own beneficially under certain beneficial ownership rules of the Securities and Exchange Commission approximately 25.2 million shares of Common Stock representing approximately 43.4% of the issued and outstanding Common Stock. Following this offering, Steven M. Rales and Mitchell P. Rales will continue to own beneficially under these rules, in the aggregate, approximately 23.2 million shares of Common Stock, representing approximately 40% of the issued and outstanding Common Stock. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

                                 UNDERWRITING

           Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company, the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), the Selling Stockholders have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, 2,000,000 shares of Common Stock. Pursuant to the Purchase Agreement, the Underwriter will be obligated to purchase all of such Common Stock if any is purchased.


           The distribution of the shares of Common Stock by the Underwriter may be effected from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of any shares of Common Stock hereby, the Underwriter may be deemed to have received compensation from the Selling Stockholders equal to the difference between the amount received by the Underwriter upon the sale of such Common Stock and the price at which the Underwriter purchased such Common Stock from the Selling Stockholders. In addition, if the Underwriter sells Common Stock to or through certain dealers, such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and/or any purchasers of Common Stock for whom they may act as agent. The Underwriter may also receive compensation from the purchasers of Common Stock for whom it may act as agent.

           The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

           The Selling Stockholders have agreed with the Underwriter not to offer, sell or otherwise dispose of shares of Common Stock of the Company held by them or certain related parties, without the prior consent of the Underwriter, for a period of 90 days after the date of this Prospectus, subject to certain exceptions.

           The Underwriter, from time to time, has performed and continues to perform investment banking and other financial services for the Company for which it receives and will continue to receive customary compensation.

                                 LEGAL MATTERS

           Certain legal matters with respect to the shares of Common Stock offered hereby have been passed upon by Wilmer, Cutler & Pickering, Washington, D.C., counsel to the Company, Hogan & Hartson L.L.P., Baltimore, Maryland, counsel to the Selling Stockholders, and Shearman & Sterling, New York, New York, counsel to the Underwriter. Walter G. Lohr, Jr., a director of the Company, is a partner of Hogan & Hartson L.L.P., and certain partners in Hogan & Hartson L.L.P. beneficially own approximately 80,000 shares of the Company's Common Stock.

                                    EXPERTS

           The financial statements for the years ended December 31, 1995, 1994 and 1993, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the various expenses to be paid in connection with the issuance and distribution of the securities being registered hereby. All the amounts are estimates, except the Commission registration and NASD filing fees. The Selling Stockholders will reimburse the Company for these expenses and will bear the cost of all selling commissions and underwriting discounts with respect to the sale of the Common Stock.

Securities and Exchange Commission registration fee..  $ 27,371
NASD filing fee......................................     8,438
Legal fees and expenses..............................    45,000
Blue Sky fees and expenses...........................     5,000
Accounting fees and expenses.........................    10,000
Miscellaneous expenses...............................     4,191
                                                       --------
Total................................................  $100,000
                                                       ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

           Article Ten of the Company's Certificate of Incorporation and Article Eight of the Company's By-laws provides that the Company will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors, the Registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors.

ITEM 16.  EXHIBITS

Exhibit
Number        Exhibit Description
- ------        -------------------

      1       Form of Purchase Agreement (previously filed).

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the Shares being registered (previously filed).

      23.1    Consent of Arthur Andersen LLP (previously filed).

      23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5).

      24      Powers of Attorney (previously filed).
____________________

ITEM 17.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on May 2, 1996.

                                      DANAHER CORPORATION

                                      By:  /s/ Patrick W. Allender
                                      -------------------------------
                                           Patrick W. Allender
                                           Senior Vice President

                               POWER OF ATTORNEY



           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          George M. Sherman
                                          President and Chief Executive Officer


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          Mortimer M. Caplin
                                          Director


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          Donald J. Ehrlich
                                          Director


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          Walter G. Lohr, Jr.
                                          Director


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          Mitchell P. Rales
                                          Director

     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          Steven M. Rales
                                          Director and Chairman of the Board


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          A. Emmet Stephenson, Jr.
                                          Director


     Date:  May 2, 1996                 /s/  Patrick W. Allender
                                      ----------------------------------------
                                          Patrick W. Allender,
                                          Senior Vice President, Chief
                                          Financial Officer and Secretary
                                          (Principal Financial Officer).


     Date:  May 2, 1996                         *
                                      -----------------------------------------
                                          C. Scott Brannan,
                                          Controller
                                          (Principal Accounting Officer).


*By /s/ Patrick W. Allender
    -----------------------------
    Patrick W. Allender
    Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                   Exhibit Description
- --------                 -------------------
   1                     Form of Purchase Agreement (previously filed)

   5                     Opinion of Hogan & Hartson L.L.P. (previously filed).

   23.1                  Consent of Arthur Andersen LLP (previously filed).

   23.2                  Consent of Hogan & Hartson L.L.P.
                         (included in their opinion filed
                         as Exhibit 5).

   24                    Powers of Attorney (previously filed).
